Exhibit 99.1

Acacia Communications Reports Fourth Quarter and Full Year 2016 Results

Fourth quarter revenue of $142.4 million up 108% and GAAP net income up 185% year-over-year

MAYNARD, Mass., February 23, 2017 (GLOBE NEWSWIRE) -- Acacia Communications, Inc. (NASDAQ: ACIA), a leading provider of high-speed coherent optical interconnect products, today reported financial results for its fourth quarter and full year ended December 31, 2016.

“Our solid fourth quarter results were driven by continued strong global demand for our 100G and flex-400G products from the metro and DCI markets and the ramp of our newer customers, and we are very pleased to report that we added a hyper-scale cloud and content provider, who is a direct customer deploying our AC400 product, as a significant customer in the fourth quarter,” said Raj Shanmugaraj, President and Chief Executive Officer of Acacia Communications. “We are committed to our mission of delivering high-speed optical interconnects that transform cloud, content and communication networks. We are already seeing good traction with our latest “industry first” product, the CFP2-DCO module, and we believe that our current product offerings, roadmap products, and development pipeline, position us well to take advantage of future growth opportunities.”

"Our fourth quarter results again exceeded our guidance for revenue and non-GAAP diluted EPS* and capped off a strong year at Acacia Communications. During the fourth quarter, we experienced year-over-year revenue growth of 108%, further diversified our revenue base, with sales to newer customers outside our original eight 2011 customers increasing to 35% of our total revenue from 14% in the first quarter of 2016,” said John Gavin, Chief Financial Officer of Acacia Communications. “We believe our market strategy and business model are strong, and position us for further growth.”

Results for the Fourth Quarter of 2016

•	Revenue of $142.4 million, increased 108% year-over-year
•	GAAP gross margin of 48.0%; non-GAAP gross margin* of 48.3%
•	GAAP income from operations of $41.3 million; non-GAAP income from operations* of $46.0 million
•	GAAP net income of $64.5 million; non-GAAP net income* of $39.0 million
•	EBITDA* of $44.0 million; adjusted EBITDA* of $48.6 million
•	GAAP diluted EPS of $1.55; non-GAAP diluted EPS* of $0.94

Results for the Full Year 2016

•	Revenue of $478.4 million, increased 100% year-over-year
•	GAAP gross margin of 46.2%; non-GAAP gross margin* of 46.5%
•	GAAP income from operations of $117.6 million; non-GAAP income from operations* of $138.3 million
•	GAAP net income of $131.6 million; non-GAAP net income* of $123.4 million
•	EBITDA* of $123.3 million; adjusted EBITDA* of $147.4 million
•	GAAP diluted EPS of $3.22; non-GAAP diluted EPS* of $3.18

Outlook for the First Quarter of 2017

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. Acacia Communications disclaims any obligation to update these forward-looking statements.

Acacia Communications’ guidance for its first quarter ending March 31, 2017 are:

Quarter Ending March 31, 2017
Revenue (millions)	$108.0	to	$114.0
Non-GAAP Net Income* (millions)	$27.0	to	$30.0
Non-GAAP Diluted EPS*	$0.63	to	$0.70

Acacia Communications has not reconciled the above guidance as to non-GAAP net income or non-GAAP diluted EPS to GAAP net income or GAAP EPS because the expected tax benefits derived from any employee equity awards during the first quarter of 2017 cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

*Non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income, EBITDA, adjusted EBITDA and non-GAAP diluted EPS are non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP).  Please refer below to Use of Non-GAAP Financial Information for descriptions of these non-GAAP financial measures and to the attached Reconciliation of Non-GAAP Financial Information to GAAP for reconciliations of these non-GAAP financial measures to the closest GAAP measures.

Conference Call

Acacia Communications will host a conference call to discuss its results for the fourth quarter of 2016, recent developments and the Company’s business outlook and strategy at 5 p.m. Eastern Time today. The live webcast of the call, along with the Company's earnings press release, can be accessed at the Acacia Communications’ Investor Relations website at http://ir.acacia-inc.com. The U.S. dial-in for the call is 1-877-407-8293 (1-201-689-8349 for non-U.S. callers). Please ask to be joined to the Acacia Communications call. A replay of the conference call will be available until March 13, 2017, at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Acacia Communications’ Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415 for non-U.S. callers). The replay access code is 13653062.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures that are not prepared in accordance with, nor an alternative to, generally accepted accounting principles (GAAP). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Schedule D of this press release provides reconciliations of Acacia Communications’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales, general and administrative expenses, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP effective tax rate, non-GAAP diluted EPS, EBITDA and adjusted EBITDA to their most comparable GAAP financial measure.

Acacia Communications believes that providing these non-GAAP financial measures to investors, in addition to providing the corresponding GAAP measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that its management team uses in making many key decisions and evaluating how its results of operations may look in the future. Acacia Communications’ management does not believe that items not involving cash expenditures, such as non-cash compensation related to equity awards and redeemable convertible preferred stock warrant liability changes derived from mark-to-market adjustments, are part of its critical decision making process. Therefore, Acacia Communications excludes those items, as applicable, from non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales, general and administrative expenses, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP effective tax rate, non-GAAP diluted EPS, EBITDA and adjusted EBITDA.

Acacia Communications’ non-GAAP financial measures reflect adjustments based on the metrics described below, as well as the related income tax effects. The income tax effect of these non-GAAP adjustments is determined by recalculating income tax expense excluding these adjustments.

Non-GAAP gross profit and gross margin.    Acacia Communications defines non-GAAP gross profit as gross profit as reported on its consolidated income statements, excluding the impact of stock-based compensation, which is a non-cash charge. Acacia Communications defines non-GAAP gross margin as the non-GAAP gross profit divided by revenue as reported on its consolidated income statements.  Acacia Communications has presented non-GAAP gross profit and gross margin because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP research and development expenses.    Acacia Communications defines non-GAAP research and development expenses as research and development expenses as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP research and development expenses because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP sales, general and administrative expenses.    Acacia Communications defines non-GAAP sales, general and administrative expenses as sales, general and administrative expenses as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP sales, general and administrative expenses because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP operating expenses.    Acacia Communications defines non-GAAP operating expenses as operating expenses as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP operating expenses because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP income from operations.    Acacia Communications defines non-GAAP income from operations as income from operations as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP income from operations because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP net income, non-GAAP effective tax rate and non-GAAP diluted EPS.    Acacia Communications defines non-GAAP net income as net income as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation and the change in fair value of the Company’s preferred stock warrant liability, both of which are non-cash charges, and the tax effects of those excluded items and the release and reversal of a valuation allowance against deferred tax assets.

Acacia Communications defines non-GAAP effective tax rate as the non-GAAP provision for income taxes divided by non-GAAP income before provision for income taxes.  Non-GAAP provision for income taxes is defined as the (benefit) provision for income taxes as reported on the Company’s consolidated income statements, as adjusted for the tax effects of excluding stock-based compensation expense and the Company’s preferred stock warrant liability.  Non-GAAP income before provision for income taxes is defined as GAAP income before (benefit) provision for income taxes, excluding stock-based compensation expense and the Company’s preferred stock warrant liability.

In order to calculate non-GAAP diluted EPS, Acacia Communications uses a non-GAAP weighted-average share count. The Company defines non-GAAP weighted-average shares used to compute non-GAAP diluted EPS as GAAP weighted-average shares used to compute diluted EPS, adjusted to reflect the conversion of its redeemable convertible preferred stock into common stock and the conversion of its redeemable convertible preferred stock warrants into common stock warrants, both as if they had occurred at the beginning of the period.

Acacia Communications has presented non-GAAP net income, non-GAAP effective tax rate and non-GAAP diluted EPS because the Company believes that the exclusion of the items discussed above facilitates comparisons of its results of operations to other companies in its industry.

EBITDA and Adjusted EBITDA.    Acacia Communications defines EBITDA as net income as reported on the Company’s consolidated income statements before depreciation, interest (income) expense, net, and its (benefit) provision for income taxes. Acacia Communications defines adjusted EBITDA as EBITDA excluding the impact of stock-based compensation and the change in fair value of the Company’s preferred stock warrant liability. Acacia Communications has presented adjusted EBITDA because it is a key measure used by its management and board of directors to understand and evaluate the Company’s operating performance, to establish budgets and to develop operational goals for managing its business. In particular, Acacia Communications believes that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core operating performance.

Acacia Communications uses these non-GAAP financial measures to evaluate its operating performance and trends, and make planning decisions. Acacia Communications believes that each of these non-GAAP financial measures helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the Company excludes. Accordingly, Acacia Communications believes that these financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

Acacia Communications’ non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than gross profit, gross margin, research and development expenses, sales, general and administrative expenses, operating expenses, income from operations, net income, effective tax rate or diluted EPS, which are the nearest GAAP equivalents. Some of these limitations are:

•

Acacia Communications excludes stock-based compensation expense from each of its non-GAAP financial measures, as it has recently been, and will continue to be for the foreseeable future, a significant recurring expense for its business and an important part of the Company’s compensation strategy;

•

Acacia Communications excludes the tax benefits generated from the exercise of non-qualified stock options, the disqualifying disposition of incentive stock options and ESPP shares, and the vesting of restricted stock units, including any excess tax benefits and shortfalls recognized by the Company in the year of the taxable transaction, in calculating its non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted EPS.  Without excluding these tax benefits, investors would not see the full effect that excluding stock-based compensation expense had on our operating results.  These benefits are tied to the exercise or vesting of underlying employee equity awards and the price of our common stock at the time of exercise or vesting, which factors may vary from period to period independent of the operating performance of our business.  Similar to stock-based compensation expense, we believe that excluding these tax benefits provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies in our industry.

•

Acacia Communications excludes the change in fair value of its preferred stock warrant liability from its non-GAAP net income, non-GAAP effective tax rate, non-GAAP diluted EPS and adjusted EBITDA measures, as it has historically been a recurring non-cash charge but it will not recur in the periods following the Company’s initial public offering;

•	EBITDA and adjusted EBITDA exclude depreciation expense and, although this is a non-cash expense, the assets being depreciated may have to be replaced in the future;
•

EBITDA and adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to the Company, nor does it reflect interest income, which increases cash available to the Company, as this income is not generated by our core operations;

•	EBITDA and adjusted EBITDA do not reflect the (benefit) provision for income tax which may impact cash available to the Company; and
•

the expenses and other items that the Company excludes in its calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results.

Because of these limitations, non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Acacia Communications’ use of non-GAAP financial measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that Acacia Communications will not, in fact, record such items in future periods.

Investors should consider Acacia Communications’ non-GAAP financial measures in conjunction with the corresponding GAAP financial measures.

About Acacia Communications

Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By converting optical interconnect technology to a silicon-based technology, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products that meet the needs of cloud and service provider customers in a simple, open, high-performance form factor that can be easily integrated in a cost-effective manner with existing network equipment.

Forward Looking Statements

This press release includes statements concerning Acacia Communications and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements. Acacia Communications has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies, its expectations regarding competition, the anticipated trends and challenges in its business and the market in which Acacia Communications operates, including those that may affect its customers and their demand for Acacia Communications’ products, its expectations regarding, and the stability of, its supply chain and manufacturing, the scope, progress, expansion and costs of developing and commercializing its products, the size and growth of the potential markets for its products and the ability to serve those markets, regulatory developments in the United States and foreign countries, including under export control laws or regulations that could impede its ability to sell its products to customers in certain foreign jurisdictions, and other risks set forth under the caption "Risk Factors" in the Company's public reports filed with the SEC, including the Company's Form 10-K for the year ended December 31, 2016 to be filed with the SEC. Acacia Communications assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SCHEDULE A

ACACIA COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$206,402	$27,610
Marketable securities	104,004	-
Accounts receivable	108,127	41,260
Inventory	31,681	27,920
Prepaid expenses and other current assets	12,076	3,179
Deferred product costs	85	3,476
Total current assets	462,375	103,445
Restricted cash	1,630	-
Property and equipment, net	25,124	15,925
Deferred tax asset	23,533	11,189
Other assets	4,274	185
Total assets	$516,936	$130,744

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,430	$25,015
Accrued liabilities	29,863	15,521
Deferred revenue	1,375	7,762
Total current liabilities	80,668	48,298
Preferred stock warrant liability	-	3,254
Other long-term liabilities	1,473	396
Total liabilities	82,141	51,948

Redeemable convertible preferred stock	-	70,780

Stockholders' equity:
Common stock	4	1
Additional paid-in capital	295,893	-
Accumulated other comprehensive loss	(16)	-
Retained earnings	138,914	8,015
Total stockholders' equity	434,795	8,016
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$516,936	$130,744

SCHEDULE B

ACACIA COMMUNICATIONS, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue	$142,427	$68,547	$478,412	$239,056
Cost of revenue	74,098	37,060	257,425	145,350
Gross profit	68,329	31,487	220,987	93,706
Operating expenses:
Research and development	19,528	12,318	75,696	38,645
Sales, general and administrative	7,432	5,064	27,676	13,124
Loss on disposal of property and equipment	25	-	25	-
Total operating expenses	26,985	17,382	103,397	51,769
Income from operations	41,344	14,105	117,590	41,937
Other income (expense), net:
Interest income (expense), net	268	3	453	(135)
Change in fair value of preferred stock warrant liability	-	(341)	(3,361)	(2,154)
Other income (expense)	7	22	(61)	157
Total other income (expense), net	275	(316)	(2,969)	(2,132)
Income before benefit from income taxes	41,619	13,789	114,621	39,805
Benefit from income taxes	(22,874)	(8,848)	(16,956)	(715)
Net income	64,493	22,637	131,577	40,520
Accretion of redeemable convertible preferred stock	-	(1,097)	(1,722)	(4,353)
Undistributed earnings attributable to participating securities	-	(16,898)	(34,571)	(28,570)
Net income attributable to common stockholders - basic and diluted	$64,493	$4,642	$95,284	$7,597
Net income per share attributable to common stockholders:
Basic	$1.72	$0.70	$3.77	$1.18
Diluted	$1.55	$0.54	$3.22	$0.91
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	37,551	6,642	25,307	6,429
Diluted	41,697	8,604	29,585	8,311

SCHEDULE C

ACACIA COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Year Ended December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$131,577	$40,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,168	4,576
Loss on disposal of property and equipment	25	-
Stock-based compensation	20,745	825
Deferred income taxes	(12,344)	(11,189)
Other non-cash charges	130	80
Change in fair value of preferred stock warrant liability	3,361	2,154
Changes in operating assets and liabilities:
Accounts receivable	(66,867)	(23,205)
Inventory	(3,761)	(12,921)
Prepaid expenses and other current assets	(10,921)	1,144
Deferred product costs	3,391	(2,580)
Restricted cash	(1,630)	-
Other assets	(4,003)	(78)
Accounts payable	23,277	11,942
Accrued liabilities	14,376	6,713
Deferred revenue	(6,387)	4,073
Other long-term liabilities	1,077	396
Net cash provided by operating activities	101,214	22,450

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,254)	(12,110)
Purchases of marketable securities	(118,676)	-
Sales and maturities of marketable securities	14,525	-
Deposits	(86)	(6)
Net cash used in investing activities	(121,491)	(12,116)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	-	(2,155)
Payment of capital lease obligation	(34)	(63)
Deferred financing costs	-	(4)
Proceeds from public offerings, net of underwriting discounts and commissions	214,551	-
Payment of public offering costs	(3,490)	(1,825)
Proceeds from the issuance of common stock under stock-based compensation plans	2,634	200
Employee taxes paid related to net share settlement of restricted stock units	(14,592)	-
Net cash provided by (used in) financing activities	199,069	(3,847)

Effect of exchange rates on cash	-	(5)
Net increase in cash and cash equivalents	178,792	6,482
Cash and cash equivalents—Beginning of period	27,610	21,128
Cash and cash equivalents—End of period	$206,402	$27,610

Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$3,099	$7,311
Cash paid for interest	$-	$54

SCHEDULE D

ACACIA COMMUNICATIONS, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
Non-GAAP Gross Profit
GAAP gross profit	$68,329	$63,300	$31,487	$220,987	$93,706
Stock-based compensation - cost of revenue	433	504	33	1,629	75
Non-GAAP gross profit	$68,762	$63,804	$31,520	$222,616	$93,781
Non-GAAP gross margin	48.3%	47.2%	46.0%	46.5%	39.2%

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
Non-GAAP R&D Expenses
GAAP research and development expenses	$19,528	$18,915	$12,318	$75,696	$38,645
Stock-based compensation	2,987	3,782	183	12,347	561
Non-GAAP research and development expenses	$16,541	$15,133	$12,135	$63,349	$38,084

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
Non-GAAP SG&A Expenses
GAAP selling, general and administrative expenses	$7,432	$7,541	$5,064	$27,676	$13,124
Stock-based compensation	1,189	2,389	64	6,769	189
Non-GAAP selling, general and administrative expenses	$6,243	$5,152	$5,000	$20,907	$12,935

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
Non-GAAP Operating Expenses
GAAP operating expenses	$26,985	$26,456	$17,382	$103,397	$51,769
Stock-based compensation	4,176	6,171	247	19,116	750
Non-GAAP operating expenses	$22,809	$20,285	$17,135	$84,281	$51,019

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
Non-GAAP Income from Operations
GAAP income from operations	$41,344	$36,844	$14,105	$117,590	$41,937
Stock-based compensation	4,609	6,675	280	20,745	825
Non-GAAP income from operations	$45,953	$43,519	$14,385	$138,335	$42,762

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
Non-GAAP Net Income
GAAP net income	$64,493	$34,888	$22,637	$131,577	$40,520
Stock-based compensation	4,609	6,675	280	20,745	825
Change in fair value of preferred stock warrant liability	-	-	341	3,361	2,154
Reversal of valuation allowance	-	-	(11,142)	-	(11,142)
Tax effect of excluded items	(30,109)	(650)	(195)	(32,324)	(47)
Non-GAAP net income	$38,993	$40,913	$11,921	$123,359	$32,310

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
GAAP Effective Tax Rate
GAAP effective tax rate	(55.0%)	5.7%	(64.2%)	(14.8%)	(1.8%)
Total adjustments to GAAP provision for income taxes	70.7%	0.6%	81.5%	25.9%	26.3%
Non-GAAP effective tax rate	15.7%	6.3%	17.3%	11.1%	24.5%

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015
EBITDA and Adjusted EBITDA
GAAP net income	$64,493	$34,888	$22,637	$131,577	$40,520
Depreciation	2,632	2,716	1,412	9,168	4,576
Interest (income) expense, net	(268)	(156)	(3)	(453)	135
(Benefit) provision for income taxes	(22,874)	2,122	(8,848)	(16,956)	(715)
EBITDA	43,983	39,570	15,198	123,336	44,516
Stock-based compensation	4,609	6,675	280	20,745	825
Change in fair value of preferred stock warrant liability	-	-	341	3,361	2,154
Adjusted EBITDA	$48,592	$46,245	$15,819	$147,442	$47,495

SCHEDULE D (Cont.)

ACACIA COMMUNICATIONS, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except for per share data)

(unaudited)

	Three Months Ended			Year Ended December 31,
	Q4 2016	Q3 2016	Q4 2015	2016	2015

GAAP Diluted net income per share attributable to common stockholders	$1.55	$0.86	$0.54	$3.22	$0.91
Accretion to redemption value and undistributed earnings allocated to participating securities	-	-	1.07	0.24	1.07
Stock-based compensation	0.11	0.16	0.03	0.70	0.10
Change in fair value of preferred stock warrant liability	-	-	0.03	0.11	0.25
Reversal of valuation allowance	-	-	(1.29)	-	(1.34)
Tax effect of excluded items	(0.72)	(0.01)	(0.02)	(1.09)	(0.01)
Non-GAAP diluted EPS	$0.94	$1.01	$0.36	$3.18	$0.99

Weighted-average shares used to compute GAAP diluted net income per share attributable to common shareholders	41,697	40,708	8,604	29,585	8,311
Adjustment for conversion of preferred stock	-	-	24,177	9,182	24,177
Conversion of preferred stock warrant into common stock warrant	-	-	245	-	245
Weighted-average shares used to compute non-GAAP diluted EPS	41,697	40,708	33,026	38,767	32,733

EPS amounts in the table above are based on actual results.  Totals may not sum due to rounding.

SOURCE Acacia Communications, Inc.

For further information:

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@acacia-inc.com

Public Relations Contact:

Ed Harrison
Office: (781) 966-4158

Email: ed@inkhouse.com